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                                                                    EXHIBIT 23.3

               CONSENT OF BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

        We hereby consent to the references to this firm under the heading "Legal Opinions" and "Federal Income Tax Consequences" in the Registration Statement on Form S-4 of Trustmark Corporation filed in connection with the proposed Merger of Barret Bancorp, Inc. into Trustmark Corporation and to the filing of our legal (Exhibit 5) and tax (Exhibit 8) opinions as Exhibits to such Registration Statement.

      BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

      /s/ Robert D. Drinkwater
      ------------------------
      Robert D. Drinkwater

Jackson, Mississippi
January 25, 2001